Paul-Son Gaming Corp. Approved for

Listing on the Nasdaq SmallCap Market

LAS VEGAS--(BUSINESS WIRE)Dec. 12, 2000--Paul-Son Gaming Corp. (Nasdaq:PSON - news), a leading manufacturer and supplier of casino table game equipment in North America, today reported that the company's application for listing on the Nasdaq SmallCap Market was approved, and as of December 11, 2000, the company's common stock was transferred from the Nasdaq National Market to the Nasdaq SmallCap Market.

This action was precipitated by the company's receipt of a Nasdaq Staff Determination dated September 26, 2000, in which the company was advised that because the minimum market value of the company's public float fell below $5,000,000 over 30 consecutive trading days, the company's securities were subject to delisting from the Nasdaq National Market.

Paul-Son is a leading manufacturer and supplier of casino table game equipment in North America with manufacturing facilities in San Luis, Mexico, and, to a limited extent, Las Vegas, Nevada.

This press release may contain certain forward-looking statements which are subject to change. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the company's financial results are included in the company's form 10-K for the year ended May 31, 2000.

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